Exhibit 5.1


                           Telephone No. 216/622-8200

                                  June 28, 2002

Elcom International, Inc.
10 Oceana Way
Norwood, Massachusetts  02062

      We are acting as counsel for Elcom International, Inc., a Delaware corporation (the "Company"), in connection with the sale from time to time of 1,800,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company upon the exercise of options granted pursuant to The 2002 Stock Option Plan of the Company (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

      In this connection, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, including an Officers' Certificate executed by the Company's Chairman of the Board of Directors and Chief Executive Officer, and Chief Financial Officer and Secretary on the date hereof upon which we have relied for certain factual matters. Based on the foregoing we are of the opinion that the Shares covered by the Registration Statement are duly authorized and, when issued and sold from time to time in the manner contemplated by the Plan and the underlying option agreements, will be validly issued, fully paid and nonassessable.

      This opinion is limited to the General Corporation Law of the State of Delaware, and we express no view as to the effect of any other law on the opinions set forth herein.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                               Very truly yours,



                                               /s/ CALFEE, HALTER & GRISWOLD LLP
                                               ---------------------------------
                                                  CALFEE, HALTER & GRISWOLD LLP